GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
NONSTATUTORY STOCK OPTION GRANT NOTICE
[NOTE: THIS IS THE EMPLOYEE FORM; DIRECTOR FORM IS DIFFERENT]
Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), pursuant its Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the optionee (the “Optionee”) identified in this grant notice (this “Grant Notice”) an option (the “Option”) to purchase that number of Shares (the “Underlying Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company at the price per Share identified in this Grant Notice (the “Exercise Price”). This Option is subject to all of the terms and conditions set forth herein and in the Nonstatutory Stock Option Award Agreement (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are incorporated herein in their entirety.

Optionee:	[]
Grant Date:	[]
Vesting Commencement Date:	[]
Expiration Date:	Seventh (7th) anniversary of the Grant Date
Underlying Shares Subject to Award:	[]
Exercise Price Per Underlying Share:	$[][2]
Vesting Schedule:
[Subject to Section 4 of the Agreement, the Award will vest with respect to [25]% of the Underlying Shares on the first (1st) anniversary of the Vesting Commencement Date, and [75]% of the Underlying Shares will vest ratably over [three (3)] years on a monthly basis following the first (1st) anniversary of the Vesting Commencement Date.]

Additional Terms / Acknowledgements: The Optionee acknowledges receipt of the Award Documents and the prospectus for the Plan, and understands and agrees to the terms set forth in the Award Documents. The Optionee acknowledges that, if so determined by the Company in its discretion, the Optionee may be required to accept the Option by electronic means and that such electronic acceptance constitutes the Optionee’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Option, the Optionee consents to receive any documents related to participation in the Plan and the Option by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. The Optionee also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). The Optionee further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between the Optionee and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to the Optionee under the Plan, and (ii) the following agreements only, if any: [_______________].

ATTACHMENTS:	I. Restricted Stock Unit Award Agreement
II. Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan

1NTD: If this award is made as part of the annual grant process, the Vesting Commencement Date should be the same as the Grant Date (and should be the same for all such Optionees).
2NTD: The Exercise Price will be the closing price of the Company’s stock on Nasdaq on the Grant Date.

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Grant Notice, the Nonstatutory Stock Option Award Agreement and the Amended and Restated 2013 Equity Incentive Plan.

Award Recipient

Date

[Signature page to Nonstatutory Stock Option Grant Notice]

ATTACHMENT I: Nonstatutory Stock Option Award Agreement

GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AWARD AGREEMENT
1.Grant of Option. Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby grants to the optionee (the “Optionee”) identified in the grant notice (the “Grant Notice”) to which this Nonstatutory Stock Option Award Agreement (this “Agreement”) is attached an option (this “Option”), pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “Plan”), to purchase that number of Shares (the “Underlying Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company specified in the Grant Notice, at the price per Share (the “Exercise Price”) specified in the Grant Notice. The Option is subject to the terms and conditions of the Grant Notice, this Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein or in the Grant Notice shall have the meaning ascribed to such terms in the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated by reference herein. To the extent that any term of this Agreement or the Grant Notice conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.
2.Acceptance and Acknowledgement. The Company may, in its sole discretion, choose to deliver any documents related to participation in the Plan and the Option by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. By signing (electronically or otherwise) the Grant Notice, the Optionee accepts the Option and agrees to be bound by the terms and conditions of the Grant Notice, this Agreement, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and the Optionee further acknowledges and agrees that this Option does not confer any legal or equitable right (other than those rights constituting the Option itself) against the Company or any Subsidiary or Affiliate thereof (collectively, the “Global Eagle Companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Global Eagle Companies. The Optionee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Underlying Shares and that the Optionee has been advised to consult a tax advisor prior to such exercise or disposition.
3.Nonstatutory Stock Option. This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
4.Exercise of Option and Provisions for Termination.
(a)Vesting Schedule. Subject to the Optionee’s continued employment by (or if a consultant, engagement with) Global Eagle Companies on each applicable vesting date, and except as otherwise provided in this Agreement, this Option shall vest as provided in the Grant Notice, until such time as this Option is fully vested. Except as otherwise provided in this Agreement, this Option may be exercised any time prior to the expiration date identified in the Grant Notice (the “Expiration Date”), subject to Sections 4(d) through (f), in installments as to not more than the number of Underlying Shares then-vested pursuant to this Section 4. The right of exercise shall be cumulative, so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all Underlying Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option. This Option may not be exercised at any time after the Expiration Date.
(b)Exercise Procedure. Subject to the conditions set forth in this Agreement, the Optionee may exercise this Option by delivery of notice to the Company or its designated Administrative Service (as defined below) in a form (which may be electronic) approved by the Company, accompanied by payment of consideration in an amount equal to the aggregate Exercise Price for the Underlying Shares to be purchased by such means as may be permitted by the Company or the Administrative Service, including (if then permitted by the Company), by electing that the Company or the Administrative Service withhold such number of Underlying Shares (x) having an aggregate Fair Market Value equal in amount to the aggregate Exercise Price for all Underlying Shares to be purchased plus (y) the amount of all applicable Federal, state and local income and employment tax withholding requirements and applicable fees. If, at the time of exercise, the Company does not permit the withholding of Underlying Shares to pay the amount of income and employment taxes in clause (y), then the Optionee must pay to the Company an amount in cash sufficient to satisfy the Company’s tax withholding, or if the Optionee has so elected during an “open window period” under the Company’s securities-trading policy (as in effect from time to time), then the Optionee may elect that the Company sell the number of Underlying Shares sufficient to satisfy such tax withholding requirements. Such exercise shall be effective upon receipt by the Company or the Administrative Service of such notice together with the required payment. The Optionee may purchase less than the number of Underlying Shares for which this Option is vested at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares. For purposes of this Agreement, “Administrative Service” shall mean any third-party stock option administrator designated by the Company from time to time, provided that, the Company shall administer this Option until such time as an Administrative Service is engaged by the Company.
(c)Continuous Employment or Engagement Required. Except as otherwise provided in this Section 4, this Option may not be exercised unless the Optionee, at the time that he or she exercises this Option, is, and has been at all times since the Grant Date of this Option, an employee or consultant of the Global Eagle Companies. For all purposes of this Agreement: (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations and (ii) if this Option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this Option to be employment by the Global Eagle Companies.
(d)Exercise Period Upon Termination of Employment or Consultancy. Except as otherwise set forth in any employment, severance and release or similar agreement to which the Optionee is a party with the Company, if the Optionee ceases to be employed (or if a consultant, engaged) by Global Eagle Companies for any reason other than death or Disability or a discharge for Cause (including a voluntary resignation for any reason or no reason), the right to exercise this Option shall terminate ninety (90) days after such cessation (but in no event after the Expiration Date); provided, however, that this Option shall be exercisable only to the extent that the Option was vested on the date of such cessation.
(e)Exercise Period Upon Death or Disability. If the Optionee dies or becomes Disabled prior to the Expiration Date while he or she is an employee of (or if a consultant, engaged by) the Global Eagle Companies, this Option shall be exercisable for one (1) year following the date of death or Disability of the Optionee (but in no event after the Expiration Date) by the Optionee or by the person to whom this Option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; provided, however, that this Option shall be exercisable only to the extent that the Option was vested on the date of the Optionee’s death or Disability. Except as otherwise indicated by the context, the term “Optionee,” as used in this Agreement, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Optionee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.
(f)Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases to be employed (or if a consultant, engaged) by the Global Eagle Companies because he or she is discharged for Cause, the right to exercise this Option, if unvested, shall terminate immediately and automatically for no consideration upon such termination for Cause.
5.Non-transferability of Option. Except as provided in Section 4(e), this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.
6.Forfeiture; Clawback.
(a)Notwithstanding anything contained in this Agreement to the contrary, if during the Optionee’s employment or consultancy, the Optionee engages in any activity inimical, contrary or harmful to the interests of the Global Eagle Companies, including, but not limited to: (i) violating the Company’s Code of Ethics or Whistleblower Policy and Procedures, as maintained from time to time, or (ii) disclosing or misusing any confidential information regarding the Global Eagle Companies (such activities collectively referred to as “wrongful conduct”), then the Option, to the extent it then remains unvested, shall be forfeited automatically as of the date on which the Optionee first engaged in such wrongful conduct.
(b)By accepting this Agreement, the Optionee consents to and authorizes the Company to require the forfeiture described under this Section 6. This right to require forfeiture of the Award is in addition to any other remedies the Company may have against the Optionee for breach of this Agreement.

(c)Notwithstanding any other provisions in this Agreement to the contrary, the Option and any amounts received upon the exercise of the Option shall be subject to such recovery or deductions as may be required under any law, government regulation, stock exchange listing requirement or policy adopted by the Board (as such policy may be amended from time to time) or as determined by the Board pursuant to such law, government regulation, stock exchange listing requirement or Board policy.
7.No Special Employment or Similar Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Global Eagle Companies to continue the employment or consultancy of the Optionee or to limit the discretion of the Global Eagle Companies to terminate the Optionee’s employment or consultancy at any time, with or without Cause. The Optionee further acknowledges that this Option is for future services to the Global Eagle Companies and is not under any circumstances to be considered compensation for past services.
8.Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Underlying Shares unless and until the date on which the Optionee becomes the holder of record of the Underlying Shares purchased pursuant to this Option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.
9.Adjustments.
(a)General. The Underlying Shares may be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.
(b)Limits on Adjustments. No adjustment shall be made under Section 14 of the Plan which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this Option or a grant of additional benefits to the Optionee.
10.Withholding Taxes. The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
11.Consent to Transfer Personal Data. By accepting this Option, the Optionee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein. The Optionee is not obliged to consent to such collection, use, processing and transfer of personal data. The Company holds certain personal information about the Optionee, that may include his or her name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any Shares or directorships in the Company, details of all options or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its Subsidiaries or Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Plan. The Optionee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.
12.Requirements of Law and Securities Exchange. The exercise of the Option and the issuance and transfer of Shares of Common Stock shall be subject to compliance by the Company and the Optionee with all applicable requirements of Federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares of Common Stock may be listed. No Shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or Federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Optionee understands that the Company is under no obligation to register the Shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
13.Miscellaneous.
(a)Amendment. This Option is documented by the records of the Committee or its delegate, which records shall be the final determinant of the number of Shares granted subject to the Option and the conditions of this Agreement. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall materially diminish the Optionee’s rights under this Agreement without his or her consent. Notwithstanding anything in this Agreement or the Plan to the contrary, this Option may be amended by the Company without the Optionee’s consent, including, but not limited to, modifications to any of the rights granted to the Optionee under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law (including for regulatory, legal and Company requirements relating to “executive compensation clawbacks”). Except as in accordance with the two immediately preceding sentences and Section 13(b), this Agreement may be amended, modified or supplemented only by an instrument in writing signed (electronically or manually) by both parties hereto.
(b)Discretionary Nature of Plan. By accepting this Option, the Optionee agrees that the granting of the Option is at the discretion of the Committee and that acceptance of the Option is no guarantee that future Awards will be granted under the Plan or any other equity incentive plan maintained from time to time by the Company. The Optionee understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan with respect to future awards at any time without limitation.
(c)Entire Agreement. This Agreement, the Grant Notice and the Plan together constitute the Optionee’s and the Company’s entire understanding with respect to the subject matter hereof and supersede and void any and all prior agreements or understandings, written or oral, regarding the subject matter hereof, except as explicitly provided in the Grant Notice. Notwithstanding the foregoing, to the extent that the Optionee has signed any restrictive covenant agreements with the Company (including, but not limited to, any confidentiality, intellectual property rights assignment, non-competition, non-solicitation and non-disparagement agreements), such restrictive covenant agreements shall remain in full force and effect.
(d)Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
(e)Compliance with Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Optionee on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, to the extent that the Committee determines that any portion of the Option granted hereunder is subject to Section 409A of the Code and fails to comply with the requirements thereof, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such Section.
(f)No Impact on Other Benefits. The value of the Option is not part of the Optionee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.
(g)Notices. All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Company or Administrative Service, or at such other address as may be designated in writing by either of the parties to the other party.
(h)Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles thereof regarding conflicts of law. The Optionee and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Delaware, and the Optionee agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.
(i)Interpretations. Any dispute, disagreement or question that arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement or the Plan will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
(j)Successors and Assigns. The Company may assign any of its rights under this Agreement. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.
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ATTACHMENT II: Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan
[To Be Provided To The Recipient Separately]